      AMENDMENT
TO
NEW ENGLAND ELECTRIC COMPANIES'
INCENTIVE SHARE PLAN



     Pursuant to the provisions of Article III of the New England Electric Companies' Incentive Share Plan, said Plan is hereby amended effective as of March 1, 1999, as follows:

Section 4.05 is hereby amended to read as follows:

     4.05 Change in Control. In the event of a Change in Control or of a Major Transaction, each Participant will receive, within 30 days of the consummation of the Change in Control or of the transaction approved by the Major Transaction, a payment calculated in accordance with Section 4.01. If the consummation of the Change in Control or of the transaction approved by the Major Transaction occurs prior to the determination and payment of the Participant's Cash Bonus for the Prior Year, the Participant will also receive within 30 days of the consummation of the Change in Control or of the transaction approved by the Major Transaction a payment calculated in accordance with Section 4.01 for that year. No further benefits in either Shares or cash will be payable for this Plan.

     If the Change of Control or Major Transaction is on a share for shares basis, the payment shall be made by a share distribution. If the Change of Control or Major Transaction is a cash for shares transaction, the payment will be a cash payment.


Section 5.01 is repealed.


Section 5.01(A) is repealed.


Add a new Section 6.06 as follows:

     6.06     Effectuation of Interest
          ------------------------

     In the event it should become impossible for the Company, the Benefits Committee, or other committee to perform any act required by the Plan, the Company, the Benefits Committee, or other committee may perform such other act as it in good faith determines will most nearly carry out the intent and purpose of the Plan.


                    s/ George M. Sage
                    __________________________________
                    Chairman
               Pursuant to Vote of February 23, 1999,
                    of the Compensation Committee